UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2019

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code  (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 Per Share	AR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2019, Antero Resources Corporation (the “Company”) announced that its board of directors (the “Board”), upon the recommendation of its Nominating and Governance Committee, appointed Thomas B. Tyree, Jr. and Vicky Sutil (together, the “New Directors”) to the Board as a Class I and a Class III director, respectively, effective as of October 7, 2019. Also effective October 7, 2019, Mr. Tyree was appointed to serve on the Board’s Audit Committee, Compensation Committee and Conflicts Committee, where he will replace Robert J. Clark, Benjamin A. Hardesty and Joyce E. McConnell, respectively, and Ms. Sutil was appointed to serve on the Board’s Compensation Committee, where she will replace Joyce E. McConnell, and the Board’s Nominating & Governance Committee. The Board determined that each of the New Directors meets the independence requirements under the rules of the New York Stock Exchange and the Company’s independence standards, and that there are no transactions between the Company and either of the New Directors that would require disclosure under Item 404(a) of Regulation S-K. There are no understandings or arrangements between either of the New Directors and any other person pursuant to which such New Director was selected to serve as a director of the Board.

The New Directors will receive the standard non-employee director compensation for serving on the Board and committees of the Board. The specific terms of such compensation are described further in the Company’s annual proxy statement that was filed with the Securities and Exchange Commission on April 24, 2019.

In connection with the appointment of the New Directors as members of the Board, the Company entered into an Indemnification Agreement with each of the New Directors pursuant to which the Company agreed to indemnify the respective New Director to the fullest extent permitted under Delaware law against liability that may arise by reason of his or her service to the Company and to advance his or her expenses incurred as a result of any proceeding against him or her to which he or she could be indemnified.

The foregoing description is qualified in its entirety by reference to the full text of such Indemnification Agreements, the form of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 17, 2018 and incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibits	Description
10.1	Form of Amended and Restated Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (Commission File No. 001-36120) filed on April 17, 2018).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: October 8, 2019

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